UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 23, 2010, James H. Hoppel, Jr., Vice President-Corporate Development and Treasurer of Chart Industries, Inc. (the “Company”), voluntarily stepped down as Vice President – Corporate Development and Treasurer of the Company to pursue other opportunities. The Company greatly appreciates Mr. Hoppel’s dedicated and exemplary service to the Company. In order to assist the Company with the transition of his duties, Mr. Hoppel plans to continue to serve as an employee of the Company through December 31, 2010 (the “Transition Period”) pursuant to the terms of a transition agreement (the “Transition Agreement”). The Transition Agreement provides that Mr. Hoppel will continue to be compensated at his current salary rate and continue to receive customary employment benefits available to all Company employees through the end of the Transition Period. Mr. Hoppel will not be eligible to receive any cash incentive award for the 2010 fiscal year and will not receive any severance payment upon the termination of the Transition Period. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Michael F. Biehl added the role of Treasurer to his current duties as the Company’s Executive Vice President and Chief Financial Officer, effective August 23, 2010. Mr. Biehl previously served as the Company’s Treasurer from July 2001 to December 2008. In addition, Mr. Biehl will continue to oversee the Company’s corporate development function.

Additionally, the Company appointed Rita S. Carroll to the position of Director, Corporate Development and she will report to
Mr. Biehl. Ms. Carroll joins the Company from The Goodyear Tire & Rubber Company, where she served in various corporate development positions from 2004-2010. Ms. Carroll has extensive experience in corporate development, mergers and acquisitions and will work with other key internal personnel to continue to facilitate the Company’s strategic growth strategy.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Transition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: August 27, 2010
	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement

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